Exhibit 99.1

The Eclipse

Houston, TX

Investment includes a mezzanine loan and equity interest in project owning entity.

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary and Highlights

Market Update

•                  Portfolio & Property Research (PPR) reports that while 116,000 new multifamily units will be completed this year, the multifamily marketplace will be nearly absent of new construction over the next 24 months. PPR projects that from 2010 to 2011, supply deliveries for its top 54 markets will be approximately 25,000 units per year. The eight developments that we have invested in are expected to be completed between late 2009 to 2011.

•                  The Bureau of Labor Statistics of the U.S. Department of Labor reported in June that the unemployment rate continued to rise, increasing to 9.4%. Though the unemployment numbers have continued to climb, PPR projects that as the decade turns a corner, the U.S. apartment market will benefit from a turnaround in the labor market, and low levels of new multifamily units.

•                  In May, the board declared distributions payable to stockholders at the annualized rate of 7.0% to be paid to stockholders of record each day during the months of June, July, and August 2009. Distributions are paid monthly or reinvested monthly for investors who have elected to participate in the Distribution Reinvestment Plan.

Financial Statements

•                  As of March 31, 2009, the REIT has co-invested with an institutional investor in 10 real estate joint ventures (JV), which have made loans to, and/or equity investments in, 10 underlying real estate JVs that own one stabilized property, one property in the lease up stage, and eight properties currently under development. The assets these real estate joint ventures have made investments in are listed below.

Stabilized multifamily communities – The Reserve at Johns Creek Walk – As of March 31, 2009, occupancy was 89%

Projects currently under development – Alexan Prospect, Alexan St. Rose, Baileys Crossing, 55 Hundred, Grand Reserve, The Cameron, Satori, and The Venue

Multifamily communities in lease up – The Eclipse

•                  Our strategy of investing in JVs benefits the REIT by increasing its investment opportunities, though it results in unconsolidated financial reporting. Because of this, the REIT’s earnings from these investments are reflected on the income statement in “equity in earnings of unconsolidated real estate joint venture investments.”

•                  As of March 31, 2009, we sold a total of approximately 6.5 million shares of common stock and raised a total of $64.9 million in gross proceeds through our initial public offering and distribution reinvestment program.

•                  The REIT’s total assets were $166.9 million at March 31, 2009, and $120.9 million at December 31, 2008. Included in total assets were our JV investments of $96.9 million at March 31, 2009, and $96.5 million at December 31, 2008.

•                  For the three months ended March 31, 2009, we reported a net income of $0.1 million, compared to a net income of $0.7 million for the three months ended March 31, 2008. The decrease in net income is primarily due to our 2009 results incurring additional costs in general and administrative expenses due to a larger portfolio, as well as a reduction in interest income due to lower interest rates on our cash equivalents. These decreases are partially offset by an increase in our equity in earnings in unconsolidated real estate JVs as a result of additional investments made after March 31, 2008.

Some numbers have been rounded for presentation purposes.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2009 and December 31, 2008, our unaudited consolidated result of operations for the three month period ended March 31, 2009 and March 31, 2008, and cash flows for the periods ended March 31, 2009 and March 31, 2008.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to as the “REIT,” we, “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors set forth in our filings made with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

IMPORTANT RISK FACTORS TO CONSIDER

Behringer Harvard Multifamily REIT I, Inc. was formed in August 2006. There can be no assurance the investment objectives described herein will be achieved. This investment is subject to substantial risks. These risks include absence of a public market for these securities, limited operating history, absence of properties identified for acquisition, limited transferability and lack of liquidity, risks associated with lending activities, no assurance that distributions will continue to be made or that any particular rate of distribution will be maintained, reliance on the REIT’s advisor, payment of significant fees to the advisor and its affiliates, potential conflicts of interest, lack of diversification in property holdings until significant funds have been raised, potential development risks and construction delays, risk associated with mortgage and mezzanine financing, the potential inability to retain current residents and attract new residents due to a competitive housing market, risk that the REIT’s operating results will be affected by economic and regulatory changes that have an adverse impact on our investments, and risk the program will not achieve all of its objectives if it does not fully complete its current securities offering. These risks may impact Behringer Harvard Multifamily REIT I Inc.’s ability to make distributions as stated in the current prospectus.

Consolidated Balance Sheets

(in thousands, except share amounts)	Mar. 31, 2009	Dec. 31, 2008
Assets
Investments in unconsolidated real estate joint ventures	$96,902	$96,505
Cash and cash equivalents	67,460	23,771
Note receivable	1,614	1
Receivables from affiliates	272	299
Escrow deposits	405	—
Other assets, net	283	318
Total assets	$166,936	$120,894

Liabilities and stockholders’ equity

Liabilities
Payables to affiliates	$266	$627
Distributions payable	1,149	832
Accrued offering costs payable to affiliates	8,461	6,918
Accounts payable and accrued liabilities	824	123
Total liabilities	10,700	8,500

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value per share; 125,000,000 shares authorized, none outstanding	—	—

Non-participating, non-voting convertible stock, $.0001 par value per share; 1,000 shares authorized; 1,000 shares issued and outstanding	—	—

Common stock, $.0001 par value per share; 875,000,000 shares authorized, 20,706,668 and 15,347,792 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	2	1
Additional paid-in capital	163,852	117,268
Cumulative distributions and net loss	(7,618)	(4,875)
Total stockholders’ equity	156,236	112,394
Total liabilities and stockholders’ equity	$166,936	$120,894

Consolidated Statements of Operations

	3 mos. ended	3 mos. ended
(in thousands, except share and per share amounts)	Mar. 31, 2009	Mar. 31, 2008
Rental revenue	$—	$—

Expenses
Asset management and other fees	262	175
General and administrative	761	296
Depreciation and amortization	14	22
Total expenses	1,037	493

Interest income	80	425
Equity in earnings of unconsolidated real estate joint venture investments	1,095	765
Net income	138	697

Weighted average number of common shares outstanding	17,376	14,271
Basic and diluted income per share	$0.01	$0.05

NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS PASSED ON OR ENDORSED THE MERITS OF ANY OFFERING OF BEHRINGER HARVARD SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Consolidated Statements of Cash Flows

	3 mos. ended	3 mos. ended
(in thousands)	Mar. 31, 2009	Mar. 31, 2008
Cash flows from operating activities
Net income	$138	$697
Adjustments to reconcile net income to net cash provided by operating activities
Equity in earnings of investments in unconsolidated real estate joint ventures	(1,095)	(765)
Distributions received from unconsolidated real estate joint ventures	1,302	765
Depreciation and amortization	14	—
Amortization of deferred financing costs	—	22
Stock-based compensation amortization	—	6
Changes in operating assets and liabilities:
Accrued interest on notes receivable	(19)	—
Accounts payable and other liabilities	(30)	27
Other assets	124	17
Payables to affiliates	124	1
Accounts receivables and other receivables	—	2
Cash provided by operating activities	558	772

Cash flows from investing activities
Return of investments in unconsolidated real estate joint ventures	2,797	644
Issuances of note receivable	(1,594)	—
Investments in unconsolidated real estate joint ventures	(3,752)	(5,837)
Escrow deposits	(405)	—
Repayments of advances to unconsolidated real estate joint ventures	129	—
Advances to unconsolidated real estate joint ventures	—	(150)
Prepaid acquisition costs	—	(71)
Cash used in investing activities	(2,825)	(5,414)

Cash flows from financing activities
Proceeds from sales of common stock	53,345	—
Offering costs	(5,467)	—
Distributions on common stock paid	(1,922)	(1,279)
Redemption of common stock	—	(50)
Change in payables to affiliates	—	(288)
Change in subscriptions for common stock	—	53
Change in subscriptions cash received	—	(53)
Cash provided by (used in) financing activities	45,956	(1,617)

Net change in cash and cash equivalents	43,689	(6,259)
Cash and cash equivalents at beginning of period	23,771	53,377
Cash and cash equivalents at end of period	$67,460	$47,118

Reconciliation of Net Income to FFO(1)

Net income	138	697

Adjustments
Real estate depreciation(2)	361	281
FFO(1)	$499	$978

(1) Funds from operations (FFO) is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

(2) Includes our share of joint venture depreciation.

FIRST-CLASS
15601 Dallas Parkway, Suite 600	MAIL
Addison, TX 75001	US POSTAGE
PAID
Date Published 07/09 • IN • 403274	ADDISON, TX
© 2009 Behringer Harvard	PERMIT NO. 36